UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9th, 2011

Commission File Number: 000-52727

ELRAY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

98-0526438

(IRS Employer Identification Number)

575 Madison Ave

Suite 1006

New York, NY, 10022

  (Address of principal executive offices)

 917-775-9689

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The purpose of this Amended filing is to clarify that the effective date of the Acquisition Agreement listed as Exhibit 1 on the 8k filed February 23rd, 2011 shall be May 13th, 2011.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

 On February 23rd, 2011, Elray Resources, Inc. (“Elray Resources”) Acquired 100% of the issued and outstanding shares of Splitrock Ventures, Ltd., a BVI company in consideration of the issuance of 600,000,000 common shares to Anthony Brian Goodman, Director and as Trustee for the Splitrock shareholders.

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10th, 2011

ELRAY RESOURCES, INC.

(Registrant)

By:   Brian Anthony Goodman, Director.